Exhibit 99.1

SIRIUS XM RADIO REPORTS THIRD QUARTER 2008 RESULTS

  Pro Forma Revenue of $613 Million, Up 16% Year Over Year
  Total Subscribers of More Than 18.9 Million, Up 17% Year Over Year
  Self-Pay Customer Churn Remains Unchanged at 1.7%
  Pro Forma Adjusted Loss from Operations of $37 Million, Before Restructuring Costs, Improves 64% Year Over Year

NEW YORK – November 10, 2008 – SIRIUS XM Radio (NASDAQ: SIRI) today announced third quarter 2008 results, including pro forma revenue of $613 million (up 16% over the year ago quarter), total subscribers of more than 18.9 million (up 17% from last year) and a 64% improvement in the pro forma adjusted loss from operations of $37 million before purchase accounting and restructuring costs.

“SIRIUS XM third quarter results demonstrate strong revenue growth, solid cost control and most importantly a clear path to positive cash flow,” said Mel Karmazin, CEO of SIRIUS. “Despite a continued tough economy and further weakening in auto sales, pro forma revenue grew 16% and ending subscribers grew 17% as compared with last year. In addition, self-pay monthly customer churn remained flat from last year at an impressive 1.7%.”

“In the third quarter, total operating costs, less merger related expenses, decreased as compared with last year, leading to a 64% improvement in the pro forma adjusted loss from operations of $37 million before restructuring costs. In the first 60 days following the merger, SIRIUS XM is operationally very close to breakeven. As we realize the substantial synergies associated with the merger, we expect to quickly bring the company to positive EBITDA and free cash flow. We have provided new long term financial and operating projections based upon slower auto production and greater cost savings and we now anticipate positive free cash flow of $1 billion in 2012.”

SIRIUS XM ended the third quarter 2008 with 18,920,911 subscribers up 17% from 16,234,070 subscribers at the end of the third quarter 2007. During the third quarter 2008, SIRIUS XM added 344,100 net subscribers.

Total pro forma revenue for the third quarter 2008 increased to $612.8 million, up 16% from third quarter 2007 pro forma total revenue of $529.3 million. Third quarter 2008 pro forma average monthly revenue per subscriber (ARPU) was $10.47. Third quarter 2008 average monthly self-pay customer churn was 1.7% . SAC per gross subscriber addition was $74 in the third quarter 2008, an improvement of 15% over third quarter 2007 SAC per gross subscriber addition of $87.

SIRIUS XM’s pro forma net loss was ($217.0) million, or ($0.09) per share, for the third quarter of 2008, compared to a pro forma net loss of ($265.5 million), or ($0.18) per share, in the third quarter 2007.

The company’s actual third quarter and nine-month results (attached hereto) include only two months of operations of XM from its July 28, 2008 acquisition. The company’s actual results also include a $4.8 billion impairment charge to goodwill, principally related to the decline in the company’s share price since the date of the Merger Agreement in February 2007. The company also said it will delay filing its Quarterly Reports on Form 10-Q for not more than five days in order to carefully review the required purchase accounting adjustments.

OPERATIONAL AND FINANCIAL PROJECTIONS

	2009E	2010E	2011E	2012E	2013E

(Subscribers in millions; dollar amounts in billions)

Subscribers	20.6	22.1	24.0	26.2	28.4

Revenue	$2.7	$3.0	$3.4	$3.8	$4.1

Adjusted
EBITDA*	$0.3	$0.6	$0.9	$1.3	$1.5

Free Cash
Flow*	$0.0	$0.4	$0.6	$1.0	$1.4

*Adjusted EBITDA is net income /(loss) from operations plus equity expense and depreciation and amortization expense. Free cash flow is derived from net change in cash and cash equivalents plus cash flow from financing activities and other investment activity. Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable financial measure calculated and presented in accordance with GAAP is attached to this press release. The projections shown above do not give effect to adjustments that will occur in respect of the valuation of XM's assets and liabilities acquired in the merger.

Current economic conditions, particularly the dramatic and recent slowdown in auto sales, have negatively impacted subscriber growth for 2008 and 2009. The company expects to end 2008 with 19.1 million subscribers and end 2009 with 20.6 million subscribers. The company remains confident in its Revenue and Adjusted EBITDA guidance for 2008 and 2009, which remains unchanged.

RESULTS OF OPERATIONS

Pro forma results for the third quarter and first nine months exclude impairment charges, and stock-based compensation expense and assume a business combination as of January 1, 2007. Reconciliations of all non-GAAP measures to reported results have been included at the end of this press release.

Due principally to purchase accounting and the non-cash impairment charge related to the mark-to-market impairment test on our existing goodwill and intangible assets, reported GAAP results for the third quarter and nine months to date differ significantly from pro forma adjusted results.

The tables below represent the non-GAAP pro-forma results of operations for the three and nine months ended September 30, 2008 and 2007 and other related operating metrics as if the companies were consolidated as of January 1, 2007. A reconciliation of these amounts to their comparable GAAP amounts is included in the footnotes.

SIRIUS XM SATELLITE RADIO INC.
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, unless otherwise stated)

	Pro Forma		Pro Forma
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Beginning subscribers	18,576,830	15,394,319	17,348,622	13,653,107
Gross subscriber additions	1,846,996	1,950,842	5,999,714	5,751,123
Deactivated subscribers	(1,502,915)	(1,111,092)	(4,427,425)	(3,170,161)
Net additions	344,081	839,750	1,572,289	2,580,962
Ending subscribers	18,920,911	16,234,069	18,920,911	16,234,069

Retail	9,036,420	8,927,442	9,036,420	8,927,442
OEM	9,777,704	7,238,239	9,777,704	7,238,239
Rental	106,787	68,388	106,787	68,388
Ending subscribers	18,920,911	16,234,069	18,920,911	16,234,069

Retail	(149,416)	46,730	(202,291)	472,996
OEM	492,215	783,400	1,744,432	2,068,732
Rental	1,282	9,620	30,148	39,234
Net additions	344,081	839,750	1,572,289	2,580,962

	Pro Forma		Pro Forma
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Average self-pay monthly churn (1)(8)	1.7%	1.6%	1.7%	1.7%
Conversion rate (2)	47.0%	50.7%	49.2%	50.6%
ARPU (3)(8)	$10.47	$10.75	$10.48	$10.69
SAC, as adjusted, per gross subscriber addition (4)	$74	$86	$76	$87
Customer service and billing expenses, as adjusted, per average subscriber (5)(8)	$1.05	$1.09	$1.18	$1.14
Total revenue	$612,776	$529,242	$1,792,632	$1,501,093
Free cash flow (8)(6)	$(97,590)	$(102,852)	$(577,673)	$(510,274)
Adjusted loss from operations (6)(8)	$(36,851)	$(103,572)	$(168,096)	$(341,309)
Net loss	$(217,010)	$(265,515)	$(653,867)	$(842,592)

SIRIUS XM RADIO INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Pro Forma		Pro Forma
	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2008	2007	2008	2007

Total revenue	$612,776	$529,242	$1,792,632	$1,501,093

Operating expenses:
Satellite and transmission	25,136	25,409	76,336	78,024
Programming and content	131,630	100,675	341,422	292,385
Revenue share and royalties	120,800	85,394	355,251	239,518
Customer service and billing	58,857	51,562	177,159	152,396
Cost of equipment	16,179	15,671	48,020	60,485
Sales and marketing	78,178	96,490	260,583	289,374
Subscriber acquisition costs	132,477	162,656	444,396	474,008
General and administrative	75,981	80,051	215,440	207,608
Engineering, design and development	10,389	14,906	42,121	48,604
Impairment of goodwill	-	-	-	-
Depreciation and amortization	64,111	72,474	196,051	218,931
Share-based payment expense	29,809	42,714	99,673	112,202
Restructuring and related costs	7,430	-	7,457	-
Total operating expenses	750,977	748,002	2,263,909	2,173,535
Loss from operations	(138,201)	(218,760)	(471,277)	(672,442)
Other expense	(77,086)	(46,095)	(178,777)	(169,555)
Loss before income taxes	(215,287)	(264,855)	(650,054)	(841,997)
Income tax expense	(1,723)	(660)	(3,813)	(595)

Net loss	$(217,010)	$(265,515)	$(653,867)	$(842,592)

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Actual		Actual
	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2008	2007	2008	2007
Revenue:
Subscriber revenue, including effects of rebates	$456,357	$226,844	$978,516	$627,275
Advertising revenue, net of agency fees	14,674	8,524	31,413	24,422
Equipment revenue	11,271	6,290	25,290	17,216
Other revenue	6,141	128	6,590	3,337
Total revenue	488,443	241,786	1,041,809	672,250
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	19,526	7,409	34,800	22,732
Programming and content	106,037	59,015	222,975	173,324
Revenue share and royalties	85,592	32,978	177,635	89,953
Customer service and billing	47,432	21,058	97,218	64,529
Cost of equipment	13,773	6,086	28,007	19,930
Sales and marketing	63,637	38,488	151,237	126,348
Subscriber acquisition costs	86,616	101,798	257,832	307,580
General and administrative	57,310	44,837	148,555	118,651
Engineering, design and development	10,434	9,736	28,091	33,397
Impairment of goodwill	4,750,859	-	4,750,859	-
Depreciation and amortization	66,774	26,072	120,793	79,142
Restructuring and related costs	7,430	-	7,457	-
Total operating expenses	5,315,420	347,477	6,025,459	1,035,586
Loss from operations	(4,826,977)	(105,691)	(4,983,650)	(363,336)
Other income (expense)
Interest and investment income	4,940	5,604	9,167	16,399
Interest expense, net of amounts capitalized	(49,216)	(19,499)	(83,636)	(50,441)
Equity in net loss of equity method investment	(3,089)	-	(3,089)	-
Other (expense) income	(3,870)	4	(3,935)	14
Total other expense	(51,235)	(13,891)	(81,493)	(34,028)
Loss before income taxes	(4,878,212)	(119,582)	(5,065,143)	(397,364)
Income tax expense	(1,215)	(555)	(2,301)	(1,665)
Net loss	$(4,879,427)	$(120,137)	$(5,067,444)	$(399,029)
Net loss per common share (basic and diluted)	$(1.93)	$(0.08)	$(2.76)	$(0.27)
Weighted average common shares outstanding (basic and diluted)	2,527,692	1,464,147	1,836,834	1,461,200

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$1,331	$557	$2,887	$1,834
Programming and content	3,529	2,707	7,477	6,857
Customer service and billing	596	166	1,137	543
Sales and marketing	3,672	6,575	11,376	15,068
Subscriber acquisition costs	-	800	14	2,687
General and administrative	12,904	10,953	36,359	34,056
Engineering, design and development	1,973	969	4,167	2,959
Total share-based payment expense	$24,005	$22,727	$63,417	$64,004

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Actual
	September 30,	December 31,
	2008	2007
(in thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$359,657	$438,820
Accounts receivable, net of allowance for doubtful accounts of $10,431 and $4,608, respectively	76,284	44,068
Receivables from distributors	51,610	60,004
Inventory, net	31,935	29,537
Prepaid expenses	84,448	31,392
Related party current assets	109,734	-
Restricted investments	-	35,000
Other current assets	25,096	40,036
Total current assets	738,764	678,857
Property and equipment, net	1,700,279	806,263
FCC licenses	2,083,654	83,654
Restricted investments, net of current portion	141,250	18,000
Deferred financing fees, net	45,969	13,864
Intangible assets, net	694,212	-
Goodwill	1,875,645	-
Related party long-term assets, net of current portion	129,351	-
Other long-term assets	93,950	93,511
Total assets	$7,503,074	$1,694,149
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$823,022	$464,943
Accrued interest	51,084	24,772
Deferred revenue	881,710	548,330
Current maturities of long-term debt	572,646	35,801
Related party current liabilities	75,618	-
Total current liabilities	2,404,080	1,073,846
Long-term debt, net of current portion	2,800,107	1,278,617
Deferred revenue, net of current portion	287,067	110,525
Deferred credit on executory contracts	1,091,599	-
Other long-term liabilities	904,472	23,898
Total liabilities	7,487,325	2,486,886

Commitments and contingencies	-	-
Stockholders’ equity (deficit):
Series A convertible preferred stock, par value $0.001 (liquidation preference of $51,370 and $0 at September 30, 2008 and December 31, 2007, respectively); 50,000,000 authorized at September 30, 2008 and December 31, 2007, 24,808,959 and zero shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	25	-
Common stock, par value $0.001; 4,500,000,000 and 2,500,000,000 shares authorized at September 30, 2008 and December 31, 2007, respectively; 3,250,404,357 and 1,471,143,570 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	3,250	1,471
Accumulated other comprehensive loss, net of tax	(764)	-
Additional paid-in capital	9,479,654	3,604,764
Accumulated deficit	(9,466,416)	(4,398,972)
Total stockholders’ equity (deficit)	15,749	(792,737)
Total liabilities and stockholders’ equity	$7,503,074	$1,694,149

SIRIUS XM RADIO INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Actual
	Nine months ended
	September 30,
	2008	2007
(in thousands)
Cash flows from operating activities:
Net loss	$(5,067,444)	$(399,029)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	114,923	79,142
Goodwill Impairment	4,750,859	-
Non-cash interest expense, net of amortization of premium	(1,933)	2,452
Provision for doubtful accounts	11,125	6,663
Amortization of deferred income related to equity method investment	(471)	-
Loss on disposal of assets	4,879	92
Equity in net loss of equity method investment	3,089	-
Share-based payment expense	63,417	64,004
Deferred income taxes	2,301	1,665
Other	1,643	-
Changes in operating assets and liabilities:
Accounts receivable	1,575	(6,627)
Inventory	2,952	(2,533)
Receivables from distributors	9,595	(9,032)
Related party assets	(1,357)	-
Prepaid expenses and other current assets	3,528	14,571
Other long-term assets	37,110	(14,825)
Accounts payable and accrued expenses	(137,442)	(58,713)
Accrued interest	(2,810)	(7,826)
Deferred revenue	10,590	76,803
Related party liabilities	3,315	-
Other long-term liabilities and deferred credits on executory contracts	(26,436)	759
Net cash used in operating activities	(216,992)	(252,434)

Cash flows from investing activities:
Additions to property and equipment	(102,705)	(66,801)
Sales of property and equipment	105	116
Purchases of restricted and other investments	(3,000)	(310)
Acquisition of acquired entity cash	819,521	-
Merger related costs	(13,047)	-
Sale of restricted and other investments	65,642	35,842
Net cash used in investing activities	766,516	(31,153)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	471	2,677
Long term borrowings, net of related costs	533,941	245,199
Payment of premiums on redemption of debt	(18,693)	-
Payments to minority interest holder	(1,479)	-
Repayment of long term borrowings	(1,142,829)	-
Other	(98)	-
Net cash (used in) provided by financing activities	(628,687)	247,876
Net decrease in cash and cash equivalents	(79,163)	(35,711)
Cash and cash equivalents at beginning of period	438,820	393,421
Cash and cash equivalents at end of period	$359,657	$357,710

A reconciliation of Adjusted EBITDA and Free Cash Flow contained in the company’s projections to their most comparable financial measure calculated and presented in accordance with GAAP is set forth below:

Adjusted EBITDA Reconciliation	2009E	2010E	2011E	2012E	2013E
Income / (Loss) From Operations	($0.1)	$0.3	$0.5	$0.9	$1.1
Add: Equity Expense	$0.1	$0.1	$0.1	$0.1	$0.1
Add: Depreciation & Amortization	$0.2	$0.2	$0.3	$0.3	$0.3
Adjusted EBITDA	$0.3	$0.6	$0.9	$1.3	$1.5

Free Cash Flow Reconciliation
Net Change in Cash & Cash
Equivalents	$0.0	$0.3	$0.4	$0.8	$0.9
Add: Cash Flow from Financing	($0.0)	$0.0	$0.2	$0.2	$0.5
Add: Other Investing	($0.0)	$0.0	($0.0)	$0.0	$0.0
Free Cash Flow	$0.0	$0.4	$0.6	$1.0	$1.4

In order to provide projections with respect to non-GAAP measures, we are required to estimate GAAP measures that are components of these reconciliations. The provision of these estimates is in no way meant to indicate that the company is explicitly or implicitly providing projections on those GAAP components of the reconciliations. In order to reconcile the non-GAAP financial measures to GAAP, the company has estimated the GAAP components that arithmetically add up to the non-GAAP financial measures. The company fully expects that the estimates used for the GAAP components will vary from actual results.

Footnotes

(1)	Average self pay monthly churn represents the average of self pay deactivations by the quarter divided by the average self pay subscriber balance for the quarter.

(2)	We measure the percentage of subscribers that receive the service and convert to self-paying after the initial promotion period. We refer to this as the “conversion rate.” At the time of sale, vehicle owners generally receive between three and twelve month prepaid trial subscriptions and we receive a subscription fee from the OEM. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. Based on our experience it may take up to 90 days after the trial service ends for subscribers to respond to our marketing communications and become self-paying subscribers.

(3)	ARPU is derived from total earned subscriber revenue and net advertising revenue divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows (in thousands, except for per subscriber amounts):

	Pro Forma		Pro Forma
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Subscriber revenue	$569,591	$488,543	$1,661,800	$1,380,657
Net advertising revenue	17,867	19,240	54,156	52,769
Total subscriber and net advertising revenue	$587,458	$507,783	$1,715,956	$1,433,426
Daily weighted average number of subscribers	18,710,940	15,743,059	18,187,927	14,905,060
ARPU	$10.47	$10.75	$10.48	$10.69

(4)	SAC, as adjusted, per gross subscriber addition is derived from subscriber acquisition costs and margins from the direct sale of radios and accessories, excluding stock-based compensation divided by the number of gross subscriber additions for the period. SAC, as adjusted, per gross subscriber addition is calculated as follows (in thousands, except for per subscriber amounts):

	Pro Forma		Pro Forma
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Subscriber acquisition cost	$132,477	$163,456	$444,410	$476,695
Less: stock-based compensation granted to third parties and employees	—	(800)	(14)	(2,687)
Add: margin from direct sales of radios and accessories	3,323	5,071	9,333	28,004
SAC, as adjusted	$135,800	$167,727	$453,729	502,012
Gross subscriber additions	1,846,996	1,950,842	5,999,714	5,751,123
SAC, as adjusted, per gross subscriber addition	$74	$86	$76	$87

(5)	Customer service and billing expenses, as adjusted, per average subscriber is derived from total customer service and billing expenses, excluding stock-based compensation, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses, as adjusted, per average subscriber is calculated as follows (in thousands, except for per subscriber amounts):

	Pro Forma		Pro Forma
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Customer service and billing expenses	$59,786	$52,454	$180,270	$154,602
Less: stock-based compensation	(929)	(892)	(3,111)	(2,206)
Customer service and billing expenses, as adjusted	$58,857	$51,562	$177,159	$152,396
Daily weighted average number of subscribers	18,710,940	15,743,059	18,187,927	14,905,060
Customer service and billing expenses, as adjusted, per average subscriber	$1.05	$1.09	$1.18	$1.14

(6)	Free cash flow is calculated as follows (in thousands):

	Pro Forma		Pro Forma
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net change in cash and cash equivalents	$(44,329)	$(111,244)	$(235,849)	$(22,740)
Cash flow from financing activities	(52,918)	8,407	(350,902)	(476,576)
Other investing	(343)	(15)	9,078	(10,958)
Free cash flow	$(97,590)	$(102,852)	$(577,673)	$(510,274)

(7)	Average monthly self-pay churn; conversion rate; ARPU; SAC, as adjusted, per gross subscriber addition; customer service and billing expenses, as adjusted, per average subscriber; and free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). We believe these non-GAAP financial measures provide meaningful supplemental information regarding our operating performance and are used by us for budgetary and planning purposes; when publicly providing our business outlook; as a means to evaluate period-to-period comparisons; and to compare our performance to that of our competitors. We also believe that investors also use our current and projected metrics to monitor the performance of our business and to make investment decisions.

We believe the exclusion of stock-based compensation expense in our calculations of SAC, as adjusted, per gross subscriber addition and customer service and billing expenses, as adjusted, per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of stock-based compensation expense in our calculation of SAC, as adjusted, per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

(8)	We refer to net loss before taxes; other income (expense)-including interest and investment income, interest expense, depreciation and amortization, restructuring and related costs and impairment of goodwill; and stock-based compensation expense as adjusted loss from operations. Adjusted loss from operations is not a measure of financial performance under U.S. GAAP. We believe adjusted loss from operations is a useful measure of our operating performance. We use adjusted loss from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of our consolidated operations; to compare our performance from period–to- period; and to compare our performance to that of our competitors. We also believe adjusted loss from operations is useful to investors to compare our operating performance to the performance of other communications, entertainment and media companies. We believe that investors use current and projected adjusted loss from operations to estimate our current or prospective enterprise value and to make investment decisions.

Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for interest and depreciation expense. We believe adjusted loss from operations provides useful information about the operating performance of our business apart from the costs associated with our capital structure and physical plant. The exclusion of interest and depreciation and amortization expense is useful given fluctuations in interest rates and significant variation in depreciation and amortization expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. We believe the exclusion of restructuring and related costs and impairment of goodwill is useful given the one-time nature of these transactions. We also believe the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of our common stock. To compensate for the exclusion of taxes, other income (expense), depreciation and stock-based compensation expense, we separately measure and budget for these items.

There are material limitations associated with the use of adjusted loss from operations in evaluating our company compared with net loss, which reflects overall financial performance, including the effects of taxes, other income (expense), depreciation and amortization, restructuring and related costs, impairment of goodwill and stock-based compensation expense. We use adjusted loss from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net loss as disclosed in our unaudited consolidated statements of operations. Since adjusted loss from operations is a non-GAAP financial measure, our calculation of adjusted loss from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

The reconciliation of the pro forma unadjusted Net loss to the pro forma Adjusted loss from operations is calculated as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2008	2007	2008	2007
Reconciliation of Net loss to Adjusted loss
from operations:
Net loss as reported	$(217,010)	$(265,515)	$(653,867)	$(842,592)
Add back Net loss items excluded from
Adjusted loss from operations:
Interest and investment income	(5,534)	(9,099)	(12,180)	(27,676)
Interest expense, net of amounts capitalized	70,153	47,256	164,380	138,230
Income tax expense	1,723	660	3,813	595
Equity in net loss of equity method investment	4,924	4,546	13,474	12,723
Loss from redemption of debt	—	—	—	2,965
Loss from impairment of investments	2,625	481	—	36,305
Other expense (income)	4,918	2,911	13,103	7,008
Loss from operations	(138,201)	(218,760)	(471,277)	(672,442)
Restructuring and related costs	7,430	—	7,457	—
Impairment of goodwill	—	—	—	—
Depreciation and amortization	64,111	72,474	196,051	218,931
Stock-based compensation	29,809	42,714	99,673	112,202
Adjusted loss from operations	$(36,851)	$(103,572)	$(168,096)	$(341,309)

There are material limitations associated with the use of a pro forma unadjusted results of operations in evaluating our company compared with our GAAP Results of operations, which reflects overall financial performance. We use pro forma unadjusted results of operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to Results of operations as disclosed in our unaudited consolidated statements of operations. Since pro forma unadjusted results of operations is a non-GAAP financial measure, our calculations may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

About SIRIUS XM Radio

SIRIUS XM Radio is America’s satellite radio company delivering The Best Radio on Radio™ to more than 18 million subscribers, including commercial free music, and premier sports, news, talk, entertainment, traffic and weather.

SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Jimmy Buffett, Elvis, Jamie Foxx, Barbara Walters, Frank Sinatra, Opie & Anthony, The Grateful Dead, Willie Nelson, Bob Dylan, Dale Earnhardt Jr., Tom Petty, and Bob Edwards. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball, NASCAR, NBA, NHL, and PGA TOUR, and broadcasts major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, Circuit City, RadioShack, Target, Sam's Club, and Wal-Mart.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

The projections contained herein were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission, the American Institute of Certified Public Accountants or any other regulatory or professional agency or body, GAAP or consistency with audited financial statements previously published by the company. We do not intend to update or otherwise revise the projections even if any or all of their underlying assumptions do not prove to be valid. The company's projections contained herein are based upon a number of assumptions and estimates, including, among other things, important assumptions regarding:

-- general economic conditions,

-- continued consumer demand for the company's satellite radio services,

-- the level of subscriber turnover, or churn, the company will experience,

-- the sale and lease of new vehicles, and

-- the synergies that are expected to be realized from the merger of SIRIUS and XM.

While considered reasonable by the company when taken as a whole, the assumptions are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the company's control. In addition, the projections are based upon specific assumptions with respect to future business conditions, some or all of which will change. The company's independent registered public accounting firm has not examined or compiled the projections, expressed any conclusion or provided any form of assurance with respect to them and, accordingly, assumes no responsibility for them. The projections, like any forecast, are necessarily speculative in nature and it can be expected that the assumptions upon which the projections are based will not prove to be valid or will vary from actual results. Actual results will vary from the projections and the variations may be material. Consequently, the projections should not be regarded as a representation by us or any other person that the subscribers, revenue, adjusted EBITDA and free cash flow will actually be achieved. You are cautioned not to place undue reliance on these projections.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving SIRIUS and XM, including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,”

“should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2007 and their respective Quarterly Reports on Form 10-Q for the quarter ended June 30, 2008, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contacts for SIRIUS XM Radio:

Contact Information for Investors and Financial Media:
Paul Blalock
SIRIUS XM Radio
212 584 5174
pblalock@siriusradio.com

Hooper Stevens
SIRIUS XM Radio
212 901 6718
hstevens@siriusradio.com